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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF PLATINUM technology, inc.
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                                                              Jurisdiction of
Entity                                                        Incorporation
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
Trinzic UK Ltd.                                               United Kingdom
Trinzic (Deutschland) GmbH                                    Germany
Trinzic Australasia pty Ltd.                                  Australia
Trinzic Europe BV                                             Netherlands
AICorp Netherlands BV                                         Netherlands
AICorp Canada, Inc.                                           Ontario, Canada

Altai, Inc.                                                   Texas
         Altai Software France SARL                           France
         Altai Software Canada Inc.                           Ontario, Canada

PLATINUM technology solutions, inc.                           Delaware
PLATINUM technology solutions, inc.                           California
         Locus Computing Corporation Ltd.                     United Kingdom
         I&S Informationstechnik und Services GmbH            Germany
PLATINUM Technology-Solutions Pty Limited                     Australia

Software Interfaces Q.T.B.V.                                  The Netherlands

Softool Technologies SARL                                     France

PLATINUM Air, Inc.                                            Illinois

Advanced System Technologies, Inc.                            Colorado

Prodea Software Corporation                                   Minnesota

Browning & Clements, Inc.                                     Illinois

Axis Systems International, Inc.                              New York

Paradigm systems Corporation of America                       New York
         Platinum technology Itda.                            Brazil

Grateful Data, Inc.                                           California

VREAM, Inc.                                                   Illinois

GEJAC, Inc.                                                   Maryland
         GEJAC UK Limited                                     United Kingdom
         GEJAC International Benelux B.V.                     Netherlands

Platinum Technology Holdings, Inc.                            United States

PLATINUM Holdings I, Inc.                                     Delaware
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
PLATINUM Holdings II, Inc.                                     Delaware

PLATINUM technology Financial Services, Inc.                   Delaware

PLATINUM Internet Advance Group, Inc.                          Illinois

PLATINUM technology AG                                         Switzerland

PLATINUM technology Australasia Pty. Limited                   Australia

PLATINUM technology B.V.                                       Netherlands

PLATINUM technology Denmark A/S                                Denmark

PLATINUM technology Gesellschaft m.b.H.                        Austria

PLATINUM technology GmbH                                       Germany

PLATINUM technology Finland Oy                                 Finland

Platinum Technology International, Inc.                        US Virgin Islands

PLATINUM technology N.V./S.A.                                  Belgium

PLATINUM technology S.r.l.                                     Italy

PLATINUM technology Software SL                                Spain

PLATINUM technology Sweden AB                                  Sweden

PLATINUM technology UK Limited                                 United Kingdom

Echo-Soft Technologies S.A.R.L.                                France

STARTUP Software S.A.R.L.                                      France

PLATINUM technology Sdn. Bhd.                                  Malaysia

PLATINUM technology Norway AS                                  Norway

PLATINUM technology Limited                                    Hong Kong

PLATINUM technology Pte. Ltd.                                  Singapore

PLATINUM technology Pty. Ltd.                                  South Africa

PLATINUM technology KK                                         Japan

DB Tech Limited                                                United Kingdom

Australian Technology Resources (WA) Pty Limited               Australia
Australian Technology Resources (ACT) Pty Limited              Australia
Australian Technology Resources & Consulting (SA) Pty Limited  Australia
Australian Technology Solutions Pty Limited                    Australia
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
ACN 074 421 186 Pty Limited                                           Australia

PLATINUM Technology Canada Inc./Platinum Technologie Canada Inc.      Canada

Beijing Platinum Technology Computer Co., Limited                     People's Republic of China

Platinum technology S.A.                                              France

Platinum Technology China, Limited                                    Hong Kong

PLATINUM technology, Ltd.                                             South Korea

PLATINUM Technology (Philippines) Incorporated                        Philippines

Platinum Technology Taiwan, Inc.                                      Taiwan

PLATINUM technology Ltd.                                              Thailand

Prometrics Group Limited                                              United Kingdom
Prometrics Limited                                                    United Kingdom

Mergetime Limited                                                     United Kingdom

Alvering Limited                                                      United Kingdom

Integrated Image Technology Limited                                   United Kingdom

Vayda Consulting, Inc.
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